United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (the Board) of Citigroup Inc. (Citigroup) elected Ellen Costello and Renee James as directors, effective January 15, 2016. Ms. Costello, retired, served as the Chief Executive Officer of BMO Financial Corporation and the U.S. Country Head of BMO Financial Group. Ms. James is currently serving as the President of Intel Corporation.

The Board determined that Mses. Costello and James are independent in accordance with the director independence standards established under Citigroup’s Corporate Governance Guidelines, which are intended to comply with the New York Stock Exchange corporate governance rules, and all other applicable laws, rules and regulations. Since their terms will not commence until January 15, 2016, Mses. Costello and James have not been named to any committee of the Board.

Mses. Costello and James will receive compensation as non-employee directors in accordance with Citigroup’s non-employee director compensation practices described in “Proposal 1: Election of Directors – Directors’ Compensation” of Citigroup’s Annual Proxy Statement filed with the U.S. Securities and Exchange Commission on March 18, 2015.

There are no family relationships between either of Mses. Costello or James and any officer or other director of Citigroup or any related party transactions involving either of Mses. Costello or James and Citigroup. There is no arrangement or understanding between either Mses. Costello or James and any other person pursuant to which either was selected as a director. In addition, neither Ms. Costello nor Ms. James has been employed at Citigroup or any of its subsidiaries.

A copy of Citigroup’s press release relating to the election of Mses. Costello and James as directors is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number
99.1	Citigroup’s Press Release dated December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: December 18, 2015
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup’s Press Release dated December 17, 2015.